Your Vote Counts! Vote in Person at the Meeting* February 10, 2022 10:00 AM CT Holiday Inn Springdale/Fayetteville Area 1500 South 48th Street Springdale, Arkansas *Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Smartphone users Point your camera here and vote without entering a control number V1.1 For complete information and to vote, visit www.ProxyVote.com Control # TYSON FOODS, INC. 2022 Annual Meeting Vote by February 9, 2022 11:59 PM ET. For shares held in a Plan, vote by February 7, 2022 11:59 PM ET. 2200 WEST DON TYSON PARKWAY SPRINGDALE, AR 72762-6999 You invested in TYSON FOODS, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on February 10, 2022. Get informed before you vote View the Notice and Proxy Statement and Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to January 27, 2022. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. D63627-P64280

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items	Board Recommends
1. Election of Directors **Nominees:**	
1a. John H. Tyson	For
1b. Les R. Baledge	For
1c. Mike Beebe	For
1d. Maria Claudia Borras	For
1e. David J. Bronczek	For
1f. Mikel A. Durham	For
1g. Donnie King	For
1h. Jonathan D. Mariner	For
1i. Kevin M. McNamara	For
1j. Cheryl S. Miller	For
1k. Jeffrey K. Schomburger	For
1l. Barbara A. Tyson	For
1m. Noel White	For
2. To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for fiscal year ending October 1, 2022.	For
3. Shareholder proposal to request a report on sustainable packaging efforts.	Against

NOTE: The undersigned also authorizes the named proxies to vote in their discretion upon such other business as may properly come before the Annual Meeting of Shareholders or any adjournments or postponements thereof.

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